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                                             March 30, 2000

Dear Fellow Shareholder:

         In light of the most recent letter sent to shareholders by Mr. Chopra on behalf of himself and the other Dissidents, management believes you should be aware of the following facts:

o All of the shareholders who are listed in Mr. Chopra's letter as supporting the Dissidents are former employees of Vestcom (except for two individuals who currently work part time for the Company). These people were dismissed from the Company for various reasons. As former employees, they may harbor resentments against management that could taint their judgment of who to support in this situation. In addition, as former employees, they have no knowledge of Vestcom's current operations or strategies.

o The Dissidents claim there is strong support for their plans to maximize shareholder value. However, they still have not provided you with any specific plans. Significantly, Institutional Shareholder Services ("ISS"), an independent shareholder advisory organization, has stated in its report that "the Dissidents have not presented any incisive plans of their own for enhancing shareholder value other
         than...pointing to spotty areas in need of improvement...." The ISS report recommends supporting management and voting "Revoke Consent".

         The Dissidents still have not provided any specific plans on how they propose to enhance shareholder value. This can only be because they have no specific plans to disclose. On the other hand, your current management and Board of Directors has implemented a specific strategic plan that began to show strong positive results in the fourth quarter of 1999 and has put your Company on the right track.

         We urge you not to disrupt the progress the Company is making. You can reject the Dissidents' proposals, by signing, dating and returning today the BLUE CONSENT REVOCATION CARD. Thank you for your continued support.

                                              Sincerely,

                                              /s/ Joel Cartun
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                                              Joel Cartun
                                              Chairman of the Board


     If you have any questions or need assistance in voting, please contact
                          Georgeson at (800) 223-2064.